EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. 1350

In connection with the Form 10-Q (the “Report”) of Ferro Corporation (the “Company”) for the period ending June 30, 2013, I, Peter T. Thomas, President and Chief Executive Officer of the Company, certify that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter T. Thomas
Peter T. Thomas
President and Chief Executive Officer

Date: July 31, 2013